                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                               F.N.B. CORPORATION
                                      AND
                        PROMISTAR FINANCIAL CORPORATION

                           DATED AS OF JUNE 13, 2001

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----

PREAMBLE 1

ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER...............................................1
         1.1      Merger.................................................................1
         1.2      Time and Place of Closing..............................................2
         1.3      Effective Time.........................................................2
         1.4      Execution of Stock Option Agreement....................................2

ARTICLE 2 TERMS OF MERGER................................................................2
         2.1      Articles of Incorporation..............................................2
         2.2      Bylaws.................................................................2
         2.3      FNB Board of Directors.................................................2
         2.4      First National Bank of Pennsylvania Board of Directors.................3

ARTICLE 3 MANNER OF CONVERTING SHARES....................................................3
         3.1      Conversion of Shares...................................................3
         3.2      Anti-Dilution Provisions...............................................3
         3.3      Shares Held by Promistar or FNB........................................3
         3.4      Fractional Shares......................................................3
         3.5      Treatment of Options and Warrants......................................4

ARTICLE 4 EXCHANGE OF SHARES.............................................................5
         4.1      Exchange Procedures....................................................5
         4.2      Rights of Former Promistar Shareholders................................5

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PROMISTAR....................................6
         5.1      Organization, Standing, and Power......................................6
         5.2      Authority; No Breach by Agreement......................................6
         5.3      Capital Stock..........................................................7
         5.4      Promistar Subsidiaries.................................................7
         5.5      SEC Filings; Financial Statements......................................8
         5.6      Absence of Certain Changes or Events...................................9
         5.7      Tax Matters............................................................9
         5.8      Compliance With Laws...................................................9
         5.9      Assets................................................................10
         5.10     Legal Proceedings.....................................................10
         5.11     Reports...............................................................10
         5.12     Statements True and Correct...........................................11
         5.13     Accounting, Tax and Regulatory Matters................................11
         5.14     Environmental Matters.................................................11
         5.15     Outstanding FNB Common Stock..........................................12
         5.16     Material Contracts....................................................12
         5.17     Employee Benefit Plans................................................12
         5.18     State Takeover Laws...................................................15
         5.19     Opinion of Financial Advisor..........................................15

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF FNB.........................................15
         6.1      Organization, Standing, and Power.....................................15
         6.2      Authority; No Breach By Agreement.....................................15
         6.3      Capital Stock.........................................................16
         6.4      FNB Subsidiaries......................................................16
         6.5      SEC Filings; Financial Statements.....................................17
         6.6      Absence of Certain Changes or Events..................................17
         6.7      Tax Matters...........................................................17
         6.8      Compliance With Laws..................................................18
         6.9      Assets................................................................19
         6.10     Legal Proceedings.....................................................19
         6.11     Reports...............................................................19
         6.12     Statements True and Correct...........................................19
         6.13     Accounting, Tax and Regulatory Matters................................20
         6.14     Environmental Matters.................................................20
         6.15     Outstanding Promistar Common Stock....................................21
         6.16     Material Contracts....................................................21
         6.17     Employee Benefit Plans................................................21
         6.18     Opinion of Financial Advisor.  FNB....................................23

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION......................................24
         7.1      Mutual Covenants......................................................24
         7.2      Covenants of Promistar................................................25
         7.3      Covenants of FNB......................................................26
         7.4      Dividends.............................................................27
         7.5      Adverse Changes In Condition..........................................27
         7.6      Reports...............................................................27

ARTICLE 8 ADDITIONAL AGREEMENTS.........................................................28
         8.1      Registration Statement; Shareholder Approval..........................28
         8.2      Applications..........................................................28
         8.3      Filings With State Offices............................................28
         8.4      Agreement as to Efforts to Consummate.................................29
         8.5      Access to Information; Confidentiality................................29
         8.6      Press Releases........................................................30
         8.7      Current Information...................................................30
         8.8      Other Actions.........................................................31
         8.9      No Solicitation.......................................................31
         8.10     Accounting and Tax Treatment..........................................33
         8.11     Articles of Incorporation Provisions..................................33
         8.12     Agreement of Affiliates...............................................33
         8.13     Employment Contracts..................................................33
         8.14     Indemnification.......................................................34
         8.15     Additional Reports....................................................34
         8.16     Exemption from Liability under Section 16(b)..........................34
         8.17     Right to Update Disclosure Memoranda..................................35

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO
         CONSUMMATE.....................................................................35
         9.1      Conditions to Obligations of Each Party...............................35
         9.2      Conditions to Obligations of FNB......................................36
         9.3      Conditions to Obligations of Promistar................................37

ARTICLE 10 TERMINATION..................................................................38
         10.1     Termination...........................................................38
         10.2     Effect of Termination.................................................40
         10.3     Non-Survival of Representations and Covenants.........................40

ARTICLE 11 MISCELLANEOUS................................................................40
         11.1     Definitions...........................................................40
         11.2     Expenses..............................................................46
         11.3     Brokers and Finders...................................................47
         11.4     Entire Agreement......................................................47
         11.5     Amendments............................................................47
         11.6     Obligations of FNB....................................................47
         11.7     Waivers...............................................................47
         11.8     Assignment............................................................48
         11.9     Notices...............................................................48
         11.10    Governing Law.........................................................49
         11.11    Counterparts..........................................................49
         11.12    Captions..............................................................49
         11.13    Enforcement of Agreement..............................................49
         11.14    Severability..........................................................49

                                LIST OF EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

   1     Form of Stock Option Agreement (Section 1.4)
   2     Form of agreement of affiliates of Promistar (Section 8.12)
   3     Form of outside directors' Non-Compete Agreement (Section 9.2(e))
   4     Form of opinion of Kirkpatrick & Lockhart LLP (Section 9.2(f))
   5     Form of opinion of Smith, Gambrell & Russell, LLP (Section 9.3(d))
   6     Entities Composing the Index Group (Section 10.1(g))

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 13th day of June, 2001, by and between F.N.B. CORPORATION, a Florida corporation having its principal office located in Naples, Florida ("FNB"), and PROMISTAR FINANCIAL CORPORATION, a Pennsylvania corporation having its principal office located in Johnstown, Pennsylvania ("Promistar").

                                    PREAMBLE

         The Boards of Directors of Promistar and FNB believe that the acquisition described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Promistar by FNB pursuant to the merger of Promistar with and into FNB (the "Merger"). At the effective time of such Merger, the outstanding shares of the capital stock of Promistar shall be converted into the right to receive shares of the common stock of FNB (except as provided herein). As a result, shareholders of Promistar shall become shareholders of FNB. Immediately upon consummation of the Merger, Alpha Bank, a wholly owned subsidiary of Promistar, shall be merged into First National Bank of Pennsylvania, a wholly owned subsidiary of FNB. The transactions described in this Agreement are subject to the approvals of the shareholders of Promistar and FNB, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Pennsylvania Department of Banking, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

         Contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to FNB's willingness to enter into this Agreement, Promistar and FNB are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form attached hereto as Exhibit 1, pursuant to which Promistar is granting to FNB an option to purchase shares of Promistar Common Stock.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Promistar shall be merged with and into FNB in accordance with the provisions of the FBCA and the PBCL. At the Effective Time, the separate existence of Promistar shall cease, and FNB shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. From and after the Effective Time, the Merger shall have the effects specified in the FBCA and the PBCL. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Promistar and FNB.

         1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), including the Merger, shall take place at 10:00 A.M., local time, on a date specified by the Parties as they, acting through their chief executive officers or chief financial officers, may mutually agree. Subject to the terms and conditions hereof, unless mutually agreed upon in writing by each Party, the Parties shall use their reasonable best efforts to cause the Closing to occur on, but not prior to, the fifth business day following the Approval Date.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective upon (i) the later to occur of (A) the date and time at which the Florida Articles of Merger containing the provisions required by, and executed in accordance with, the FBCA shall have been accepted for filing by the Florida Department of State, and (B) the date and time at which the Pennsylvania Articles of Merger containing the provisions required by, and executed in accordance with, the PBCL shall have been accepted for filing by the Pennsylvania Department of State, or (ii) such later date and time as is agreed in writing by FNB and Promistar and specified in the Florida Articles of Merger and the Pennsylvania Articles of Merger (the time at which the Merger becomes effective referred to herein as the "Effective Time"). Unless FNB and Promistar otherwise mutually agree in writing, the Parties to this Agreement shall use their best efforts to cause the Effective Time to occur on the date of Closing.

         1.4 Execution of Stock Option Agreement. Concurrently with the execution and delivery of this Agreement, and as a condition of FNB's willingness to enter into this Agreement, Promistar is executing and delivering to FNB the Stock Option Agreement.

                                    ARTICLE 2
                                 TERMS OF MERGER

         2.1 Articles of Incorporation. The Articles of Incorporation of FNB in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed in accordance with applicable Law.

         2.2 Bylaws. The Bylaws of FNB in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed in accordance with applicable Law.

         2.3 FNB Board of Directors. Following the Effective Time, the number of members of the FNB Board of Directors shall be increased by three (which shall be accomplished by creating one vacancy in each of the three classes of FNB directors) and three of the present members of the Board of Directors of Promistar shall be elected by the FNB Board of Directors to fill the vacancies so created. At the first annual meeting of the shareholders of FNB following the Effective Time, the Board of Directors of FNB shall nominate for reelection each of the directors elected pursuant to this Section 2.3. At the third annual meeting following the Effective Time, the FNB Board of Directors shall nominate for reelection the director elected pursuant to this Section 2.3 whose term expires at such meeting. At the fourth annual meeting following the Effective Time, the FNB Board of Directors shall nominate for reelection the director elected pursuant to this Section 2.3 whose term expires at such meeting.

         2.4 First National Bank of Pennsylvania Board of Directors. Following the Effective Time, FNB shall cause five of the directors of Promistar or its Subsidiaries to be elected as members of the Board of Directors of First National Bank of Pennsylvania.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

         3.1      Conversion of Shares. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNB, or Promistar, or the shareholders of either, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of FNB Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         (b) Subject to Section 3.4 relating to fractional shares, each share of Promistar Common Stock (excluding shares to be cancelled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for
0.926 shares of FNB Common Stock (subject to possible adjustment pursuant to Section 10.1 hereof (the "Exchange Ratio").

         3.2 Anti-Dilution Provisions. In the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted so as to prevent the dilutive effect of such transaction on a percentage of ownership basis.

         3.3 Shares Held by Promistar or FNB. Each share of Promistar Common Stock, if any, held by any Promistar Company or by any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Each shareholder of Promistar will have the option of enrolling the shares of FNB Common Stock issued to such shareholder pursuant to the Merger in FNB's Dividend Reinvestment and Stock Purchase Plan (the "DRSP Plan"). Notwithstanding any other provision of this Agreement, each holder of Promistar Common Stock exchanged pursuant to the Merger who elects not to enroll in the DRSP Plan and who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the "market price" of one share of FNB Common Stock at the Closing. The market price of one share of FNB Common Stock at the Closing shall be the closing price of such common stock, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB) on the last trading day preceding the Closing. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares. Each shareholder of Promistar electing to enroll in the DRSP Plan will receive his or her share of FNB Common Stock issued pursuant to the Merger in book-entry form, with any fractional share rounded to the third decimal place, and such shareholder will be entitled to dividends and voting rights with respect to such fractional share.

         3.5      Treatment of Options and Warrants.

         (a) At the Effective Time, each option, warrant or other right to purchase or acquire Promistar Common Stock (collectively, the "Promistar Options") pursuant to stock awards, stock options, stock appreciation rights, or other benefits granted by Promistar pursuant to any employee stock option plan or other arrangement of Promistar ("Promistar Stock Plan"), which Promistar Options are outstanding at the

Effective Time of the Merger, whether or not such Promistar Options are then vested or exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each Promistar Option, in accordance with the terms of the Promistar Stock Plan, Stock Option agreement, or warrant agreement by which it is evidenced, except that from and after the Effective Time (i) FNB and its Compensation Committee shall be substituted for Promistar and the compensation committee of Promistar's Board of Directors, including, if applicable, the entire Board of Directors of Promistar, administering such Promistar Stock Plan, (ii) each Promistar Option assumed by FNB may be exercised solely for shares of FNB Common Stock, (iii) the number of shares of FNB Common Stock subject to each such Promistar Option shall be equal to the number of shares of Promistar Common Stock subject to each such Promistar Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(iv) the per share exercise price under each such Promistar Option will be adjusted by dividing the per share exercise price under each such Promistar Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, FNB shall not be obligated to issue any fraction of a share of FNB Common Stock upon exercise of Promistar Options and any fraction of a share of FNB Common Stock that otherwise would be subject to a converted Promistar Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock on the date of exercise and the per share exercise price of such Option. Promistar and FNB agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

         (b) As soon as practicable after the Effective Time, FNB shall deliver to the participants in each Promistar Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Promistar Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) of this Agreement after giving effect to the Merger), and FNB shall comply with the terms of each Promistar Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Promistar Stock Plan, that Promistar Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of Promistar Options assumed by it in accordance with this Section 3.5. As soon as practicable after the Effective Time, FNB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FNB Common Stock subject to such Promistar Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or the prospectuses contained therein), for so long as such options remain outstanding. With respect to individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, FNB shall administer the Promistar Stock Plan assumed pursuant to this Section 3.5 in a manner which complies with Rule 16b-3 promulgated under the 1934 Act to the extent the Promistar Stock Plan complied with such Rule prior to the Merger.

         (c) All restrictions or limitations on transfer with respect to the Promistar Common Stock awarded under the Promistar Stock Plan or any other plan, program, or arrangement of Promistar, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. At the Effective Time, FNB shall deposit, or shall cause to be deposited, with First National Bank of Florida, a wholly owned subsidiary of FNB (the "Exchange Agent") certificates evidencing shares of FNB Common Stock and cash in such amounts necessary to provide all consideration required to be exchanged by FNB for shares of Promistar Common Stock pursuant to the terms of this Agreement. Promptly after the Effective Time, FNB shall cause the Exchange Agent to mail to the former shareholders of Promistar appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Promistar Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Promistar Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all declared but undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of Promistar Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FNB Common Stock to which such holder may be otherwise entitled (without interest). FNB shall not be obligated to deliver the consideration to which any former holder of Promistar Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Promistar Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of shares of Promistar Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of Promistar Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. In the event any certificate representing shares of Promistar Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and, if required by FNB, the posting by such person of a bond in such reasonable amount as FNB may direct as indemnity against any claim that may be made against it with respect to such certificate, FNB shall issue in exchange for such lost, stolen or destroyed certificate the shares of FNB Common Stock deliverable in respect thereof determined in accordance with this Agreement.

         4.2 Rights of Former Promistar Shareholders. The stock transfer books of Promistar shall be closed as to holders of Promistar Common Stock immediately prior to the Effective Time and no transfers of Promistar Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing Promistar Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Promistar in respect of such Promistar Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Until 90 days after the Effective Time, former shareholders of record of Promistar shall be entitled to vote at any meeting of FNB stockholders the number of shares of FNB Common Stock into which their respective shares of Promistar Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Promistar Common Stock for certificates representing FNB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Promistar Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such Promistar

Common Stock certificate, both the FNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. Any portion of the consideration (including the proceeds of any investments thereof) which had been made available to the Exchange Agent pursuant to Section 4.1 of this Agreement that remains unclaimed by the shareholders of Promistar for 12 months after the Effective Time shall be paid to FNB. Any shareholders of Promistar who have not theretofore complied with this Article 4 shall thereafter look only to FNB (subject to abandoned property, escheat or similar laws) and only as general creditors thereof for payment of their shares of FNB Common Stock, cash in lieu of fractional shares, and unpaid dividends and distributions on the FNB Common Stock deliverable in respect of each Promistar Common Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PROMISTAR

         Promistar hereby represents and warrants to FNB as follows:

         5.1 Organization, Standing, and Power. Promistar is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Promistar is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         5.2      Authority; No Breach by Agreement.

         (a) Promistar has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of Promistar, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Promistar and the consummation by Promistar of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Promistar, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by FNB) and to such Consents of Regulatory Authorities as required by applicable law, this Agreement represents a legal, valid and binding obligation of Promistar, enforceable against Promistar in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Except as set forth in Section 5.2(b) of the Promistar Disclosure Memorandum, neither the execution and delivery of this Agreement by Promistar, nor the consummation by Promistar of the transactions contemplated hereby, nor compliance by Promistar with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Promistar's Articles of Incorporation or Bylaws, or, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Promistar Company under, any Contract or Permit of any Promistar Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(a), (b) and (c) of this Agreement, violate any Order, or, to its Knowledge, any Law applicable to any Promistar Company or any of their respective material Assets which will have a Material Adverse Effect on Promistar.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Promistar of the Merger and the other transactions contemplated in this Agreement.

         5.3      Capital Stock.

         (a) The authorized capital stock of Promistar consists of (i) 25,000,000 shares of Promistar Common Stock, of which 14,953,921 shares are issued and outstanding as of the date of this Agreement, and (ii) 2,000,000 shares of preferred stock, no par value per share, none of which are outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Promistar are duly and validly issued and outstanding and are fully paid and nonassessable under the PBCL. None of the outstanding shares of capital stock of Promistar has been issued in violation of any preemptive rights. Promistar has reserved 1,260,000 shares of Promistar Common Stock for issuance under the Promistar Stock Plans, pursuant to which, as of the date of this Agreement, options and warrants to purchase not more than 748,500 shares of Promistar Common Stock are outstanding.

         (b) Except as set forth in Section 5.3(a) of this Agreement, as provided pursuant to the Stock Option Agreement, or as set forth in Section 5.3(b) to the Promistar Disclosure Memorandum, there are no shares of capital stock or other equity securities of Promistar outstanding and no outstanding Rights relating to the capital stock of Promistar.

         5.4 Promistar Subsidiaries. Except as disclosed in Section 5.4 of the Promistar Disclosure Memorandum, the list of Subsidiaries of Promistar filed by Promistar as Exhibit 21.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is a true and complete list of all of the Promistar Subsidiaries as of the date of this Agreement. Except as disclosed in
Section 5.4 of the Promistar Disclosure Memorandum, Promistar or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Promistar Subsidiary. No equity securities of any Promistar Subsidiary are or may become required to be issued (other than to another Promistar Company) by reason of any Rights, and there are no Contracts by which any Promistar Subsidiary is bound to issue (other than to another Promistar Company) additional shares of its capital stock or Rights or by which any Promistar Company is or may be bound to transfer any shares of the capital stock of any Promistar Subsidiary (other than to another Promistar Company). There are no Contracts relating to the rights of any Promistar Company to vote or to dispose of any shares of the capital stock of any Promistar Subsidiary. All of the shares of capital stock of each Promistar Subsidiary held by a Promistar Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized (except, in the case of Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. ss. 55), and are owned by such Promistar Company free and clear of any Lien. Each Promistar Subsidiary is either a bank or a corporation, and is duly organized, validly existing and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Promistar Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar. Each Promistar Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         5.5      SEC Filings; Financial Statements.

         (a) Promistar has filed and made available to FNB accurate and complete copies of all forms, reports and documents required to be filed by Promistar with the SEC since January 1, 1996 (collectively, the "Promistar SEC Reports"). The Promistar SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Promistar SEC Reports or necessary in order to make the statements in such Promistar SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Promistar Subsidiaries that are registered as brokers, dealers, investment advisers or associated persons thereof, none of the Promistar Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the Promistar Financial Statements (including, in each case, any related notes) contained in the Promistar SEC Reports, including any Promistar SEC Reports filed after the date of this Agreement until the Effective Time, complied, and each Promistar SEC Report filed after the date of this Agreement until the Effective Time will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Promistar and its Subsidiaries at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring adjustments which were not or are not expected to be material in amount.

         5.6      Absence of Certain Changes or Events. Since March 31, 2001,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar, and (ii) the Promistar Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Promistar provided in Articles 7 or 8 of this Agreement.

         5.7      Tax Matters.

         (a) All Tax Returns required to be filed by or on behalf of any of the Promistar Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Promistar, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Promistar, except as reserved against in the Promistar Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

         (b) Adequate provision for any Taxes due or, to the Knowledge of Promistar, to become due for any of the Promistar Companies for the period or periods through and including the date of the respective Promistar Financial Statements has been made and is reflected on such Promistar Financial Statements.

         (c) Deferred Taxes of the Promistar Companies have been adequately provided for in the Promistar Financial Statements.

         (d) To the Knowledge of Promistar, each of the Promistar Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         5.8 Compliance With Laws. Promistar is duly registered as a bank holding company under the BHC Act. Each Promistar Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar. None of the Promistar Companies is presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar. Except as set forth in
Section 5.8 of the Promistar Disclosure Memorandum, no Promistar Company:

         (i) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar; or

         (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Promistar Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar,
(ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar, or (iii) requiring any Promistar Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         5.9 Assets. Except as disclosed in Section 5.9 of the Promistar Disclosure Memorandum, the Promistar Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on Promistar or its Subsidiaries taken as a whole), to all of their respective Assets. All material tangible properties used in the businesses of the Promistar Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Promistar's past practices. All Assets which are material to Promistar's business on a consolidated basis, held under leases or subleases by any of the Promistar

Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Promistar Companies currently maintain insurance in amounts, scope, and coverage as disclosed in
Section 5.9 of the Promistar Disclosure Memorandum. None of the Promistar Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the Promistar Disclosure Memorandum, to the Knowledge of Promistar there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any Promistar Company under such policies.

         5.10 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Promistar, threatened against any Promistar Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Promistar Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         5.11 Reports. Since January 1, 1996, or the date of organization if later, each Promistar Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar). As of its respective date, each such report and document, including the financial statements, exhibits, and schedules thereto, (i) complied in all material respects with all applicable Laws, and (ii) did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, which untrue statement of material fact or omission to state a material fact is likely to have, individually, or in the aggregate, a Material Adverse Effect on Promistar.

         5.12 Statements True and Correct. None of the information supplied or to be supplied by any Promistar Company or any Affiliate thereof for inclusion in the Registration Statement will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Promistar Company or any Affiliate thereof for inclusion in the Joint Proxy Statement or any other documents to be filed by Promistar or FNB with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of FNB or Promistar, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the FNB Shareholders' Meeting or the Promistar Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the FNB Shareholders' Meeting or the Promistar Shareholders' Meeting. All documents that any Promistar Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.13 Accounting, Tax and Regulatory Matters. No Promistar Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.14     Environmental Matters.

         (a)      To the Knowledge of Promistar, except as disclosed in Section
5.14 of the Promistar Disclosure Memorandum, each Promistar Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         (b) Except as disclosed in Section 5.14 of the Promistar Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of Promistar, threatened before any court, governmental agency, or authority or other forum in which any Promistar Company or any of its Loan Properties or Participation Facilities (or any Promistar Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         (c)      To the Knowledge of Promistar, except as disclosed in Section
5.14 of the Promistar Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 5.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         (d)      To the Knowledge of Promistar, except as disclosed in Section
5.14 of the Promistar Disclosure Memorandum, during the period of (i) Promistar's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) Promistar's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) Promistar's or any of its Subsidiaries' holding a security interest in a Loan Property, there has been no release of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a Promistar Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         5.15 Outstanding FNB Common Stock. As of the date of this Agreement, Promistar Companies do not beneficially own any shares of FNB Common Stock for their own accounts (not including those held in a fiduciary or trust capacity for, or on behalf of, unaffiliated third parties). During the term of this Agreement, no Promistar Company shall purchase or otherwise acquire beneficial ownership of any FNB Common Stock except pursuant to the terms of this Agreement.

         5.16 Material Contracts. Except as set forth in the Promistar SEC Reports or in Section 5.16 of the Promistar Disclosure Memorandum, no Promistar Company is a party to or bound by any "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC (each such contract a "Promistar Contract"). With respect to each Promistar Contract and except as disclosed in Section 5.16 of the Promistar Disclosure Memorandum: (i) such Promistar Contract is in full force and effect; (ii) no Promistar Company is in Default thereunder; (iii) no

Promistar Company has repudiated or waived any material provision of any such Promistar Contract; and (iv) no other party to any such Contract is, to the Knowledge of Promistar, in Default in any respect or has repudiated or waived any material provision thereunder.

         5.17     Employee Benefit Plans.

         (a) Promistar has disclosed in Section 5.17 of the Promistar Disclosure Memorandum, and has delivered or made available to FNB prior to the execution of this Agreement copies in each case of: (i) all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Promistar Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Promistar Benefit Plans"); (ii) all insurance contracts, annuity contracts and other funding vehicles relating to the Promistar Benefit Plans; (iii) all material agreements entered into with service providers in connection with the Promistar Benefit Plans; and (iv) summary plan descriptions, favorable Internal Revenue Service determination letters for each Promistar ERISA Plan intended to be qualified under Section 401(a) of the Internal Revenue Code and the most recently available Form 5500 annual reports, certified financial statement and actuarial reports for the Promistar Benefit Plans. Any of the Promistar Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as a "Promistar ERISA Plan." Each Promistar ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as a "Promistar Pension Plan." No Promistar Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. No Promistar Benefit Plan is a multiple employer plan within the meaning of
Section 413(c) of the Internal Revenue Code or is a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA. Since the date the foregoing documents were delivered or made available to FNB, no amendments to any Promistar Benefit Plan have been made or will be made prior to the Closing Date. Except as disclosed in Section 5.17 of the Promistar Disclosure Memorandum, Promistar does not maintain any unwritten Promistar Benefit Plans. No Promistar Company nor any ERISA Affiliate is a party to a collective bargaining agreement. Promistar has disclosed in Section 5.17 of the Promistar Disclosure Memorandum a complete and accurate list of (A) each ERISA Affiliate, and (B) each Promistar ERISA Plan that has not been adopted by each ERISA Affiliate that maintains a separate payroll.

         (b) Except as disclosed in Section 5.17 of the Promistar Disclosure Memorandum, all Promistar Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, COBRA (as defined below) and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar, and each Promistar ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Promistar is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 5.17 of the Promistar Disclosure Memorandum, to the Knowledge of Promistar, no Promistar Company nor any ERISA Affiliate has any liability to the Internal Revenue Service with respect to any Promistar Benefit Plan, including any liability imposed by Chapter 43 of the Internal Revenue Code, and no Promistar Company has engaged in a transaction with respect to any Promistar Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Promistar Company to a Tax imposed by either Section 4975 of the Internal

Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         (c) Except as disclosed in Section 5.17 of the Promistar Disclosure Memorandum, no Promistar Pension Plan has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in
Section 5.17 of the Promistar Disclosure Memorandum, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Promistar Pension Plan, (ii) no change in the actuarial assumptions with respect to any Promistar Pension Plan, and (iii) no increase in benefits under any Promistar Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar or materially adversely affect the funding status of any such plan. Neither any Promistar Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any Promistar Company, or the single-employer plan of any entity which is considered one employer with Promistar under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Promistar. No Promistar Company has provided, or is required to provide, security to a Promistar Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

         (d) Within the six-year period preceding the Effective Time, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Promistar Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which liability is reasonably likely to have a Material Adverse Effect on Promistar. No Promistar Company has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which liability is reasonably likely to have a Material Adverse Effect on Promistar. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Promistar Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof. No Promistar Company nor ERISA Affiliate has filed a notice of intent to terminate any ERISA Pension Plan or has adopted any amendment to treat such Plan as terminated. The Pension Benefit Guaranty Corporation has not instituted proceedings to treat any ERISA Pension Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, any Promistar Pension Plan.

         (e) Except as disclosed in Section 5.17 of the Promistar Disclosure Memorandum, no Promistar Company has any liability for retiree health and life benefits under any of the Promistar Benefit Plans other than health continuation coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended and Sections 601 through 608 of ERISA ("COBRA") or by any similar state law, and there are no restrictions on the rights of such Promistar Company to amend or terminate any such plan without incurring any liability thereunder, which liability is reasonably likely to have a Material Adverse Effect on Promistar. There is no pending or, to the Knowledge of Promistar, threatened complaint, claim (other than a routine claim for benefits submitted by participants or beneficiaries), proceeding, audit or investigation of any kind in or before any court, tribunal, or governmental agency with respect to any Promistar Benefit Plan.

         (f) Except as disclosed in Section 5.17 of the Promistar Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Promistar Company from any Promistar Company under any Promistar Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Promistar Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Promistar Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Promistar Financial Statements to the extent required by and in accordance with GAAP.

         (h) Except as disclosed in Section 5.17(h) of the Promistar Disclosure Memorandum, all contributions and payments made or accrued with respect to all Promistar Benefit Plans are deductible under Sections 404 or 162 of the Internal Revenue Code and, if not made, are properly reflected on the financial statements of the Promistar Companies and ERISA Affiliates. No event has occurred or circumstance exists that could result in an increase in premium costs of insured or self-insured Promistar Benefit Plans that would have a Material Adverse Effect on Promistar. Levels of insurance reserves, trust funding and accrued liabilities with respect to all ERISA Benefit Plans (to which such reserves or liabilities do or should apply) are reasonable and sufficient to provide for all incurred but unreported claims and any retroactive or prospective premium adjustments.

         5.18 State Takeover Laws. Promistar has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and the Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover Laws of the Commonwealth of Pennsylvania.

         5.19 Opinion of Financial Advisor. Promistar has received the written opinion of Keefe, Bruyette and Woods, Inc., its financial advisor, to the effect that, as of the date hereof, the consideration to be received by the Promistar shareholders, based upon and subject to the limitations set forth in such opinion, is fair to the Promistar shareholders from a financial point of view.

                                    ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES OF FNB

         FNB hereby represents and warrants to Promistar as follows:

         6.1 Organization, Standing, and Power. FNB is a corporation duly organized, validly existing, and in active status under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FNB is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.2      Authority; No Breach By Agreement.

         (a) FNB has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of FNB and to such Consents of Regulatory Authorities as required under applicable law, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by FNB and the consummation by FNB of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNB, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by Promistar) and to such Consents of Regulatory Authorities as required by applicable law, this Agreement represents a legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement by FNB, nor the consummation by FNB of the transactions contemplated hereby, nor compliance by FNB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FNB's Articles of Incorporation or Bylaws, or, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company under, any Contract or Permit of any FNB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(a), (b) and (c) of this Agreement, violate any Order, or to its Knowledge, any Law applicable to any FNB Company or any of their respective material Assets which will have a Material Adverse Effect on FNB.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNB of the Merger and the other transactions contemplated in this Agreement.

         6.3      Capital Stock. The authorized capital stock of FNB consists of
(i) 100,000,000 shares of FNB Common Stock, of which 25,556,384 shares were issued and outstanding as of the date of this Agreement and (ii) 20,000,000 shares of FNB Preferred Stock, of which 163,667 shares were issued and outstanding as of the date of this Agreement ("FNB Capital Stock"). All of the issued and outstanding shares of FNB Capital Stock are, and all of the FNB Common Stock to be issued in exchange for Promistar Common Stock upon consummation of the Merger will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the FBCA. None of the outstanding shares of FNB Capital Stock has been, and none of the shares of FNB Common Stock to be issued in exchange for shares of Promistar Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNB.

         6.4 FNB Subsidiaries. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, the list of Subsidiaries of FNB filed by FNB with its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is a true and complete list of all of the FNB Subsidiaries as of the date of this Agreement. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, FNB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FNB Subsidiary. No equity securities of any FNB Subsidiary are or may become required to be issued (other than to another FNB Company) by reason of any Rights, and there are no Contracts by which any FNB Subsidiary is bound to issue (other than to another FNB Company) additional shares of its capital stock or Rights or by which any FNB Company is or may be bound to transfer any shares of the capital stock of any FNB Subsidiary (other than to another FNB Company). There are no Contracts relating to the rights of any FNB Company to vote or to dispose of any shares of the capital stock of any FNB Subsidiary. All of the shares of capital stock of each FNB Subsidiary held by a FNB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized (except, in the case of Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. ss. 55), and are owned by the FNB Company free and clear of any Lien. Each FNB Subsidiary is either a bank, a corporation or a limited liability company, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each FNB Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. Each FNB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         6.5      SEC Filings; Financial Statements.

         (a) FNB has filed and made available to Promistar accurate and complete copies of all forms, reports, and documents required to be filed by FNB with the SEC since January 1, 1996 (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FNB Subsidiaries that are registered as brokers, dealers, investment advisers, or associated persons thereof, none of the FNB Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the FNB Financial Statements (including, in each case, any related notes) contained in the FNB SEC Reports, including any FNB SEC Reports filed after the date of this Agreement until the Effective Time, complied, and each FNB SEC Report filed after the date of this Agreement until the Effective Time will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of FNB and its Subsidiaries at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring adjustments which were not or are not expected to be material in amount.

         6.6      Absence of Certain Changes or Events. Since March 31, 2001,
(i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB provided in Articles 7 or 8 of this Agreement.

         6.7      Tax Matters.

         (a) All Tax Returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FNB, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

         (b) Adequate provision for any Taxes due or, to the knowledge of FNB, to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

         (c) Deferred Taxes of the FNB Companies have been adequately provided for in the FNB Financial Statements.

         (d) To the Knowledge of FNB, each of the FNB Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.8 Compliance With Laws. FNB is duly registered as a financial holding company under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. None of the FNB Companies is presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB Company:

         (i) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB; or

         (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not in compliance with any of the Laws or Orders which such governmental authority or

Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or
(iii) requiring any FNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.9 Assets. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, the FNB Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on FNB or its Subsidiaries taken as a whole), to all of their respective Assets. All material tangible properties used in the businesses of the FNB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FNB's past practices. All Assets which are material to FNB's business on a consolidated basis, held under leases or subleases by any of the FNB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FNB Companies currently maintain insurance in amounts, scope, and coverage as disclosed in Section 6.9 of the FNB Disclosure Memorandum. None of the FNB Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, to the Knowledge of FNB there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any FNB Company under such policies.

         6.10 Legal Proceedings. Except as disclosed in Section 6.10 of the FNB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of FNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNB Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.11 Reports. Since January 1, 1996, or the date of organization if later, each FNB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB). As of its respective date, each such report and document, including the financial statements, exhibits, and schedules thereto, (i) complied in all material respects with all applicable Laws, and (ii) did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, which untrue statement of material fact or omission to state a material fact is likely to have, individually, or in the aggregate, a Material Adverse Effect on FNB.

         6.12 Statements True and Correct. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Registration Statement will, when the

Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Joint Proxy Statement or any other documents to be filed by FNB or Promistar with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of FNB or Promistar, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the FNB Shareholders' Meeting or the Promistar Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the FNB Shareholders' Meeting or the Promistar Shareholders' Meeting. All documents that any FNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. No FNB Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14     Environmental Matters.

         (a) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, each FNB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (b) Except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of FNB, threatened before any court, governmental agency, or authority or other forum in which any FNB Company or any of its Loan Properties or Participation Facilities (or any FNB Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (c) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 6.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (d) To the Knowledge of FNB, except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, during the period of (i) FNB's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) FNB's or any of its Subsidiaries' participation in the management of any

Participation Facility, or (iii) FNB's or any of its Subsidiaries' holding a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a FNB Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.15     Outstanding Promistar Common Stock. Except as disclosed in
Section 6.15 of the FNB Disclosure Memorandum, as of the date of this Agreement, FNB Companies do not beneficially own any shares of Promistar Common Stock for their own accounts (not including those held in a fiduciary or trust capacity for, or on behalf of, unaffiliated third parties). During the term of this Agreement, no FNB Company shall purchase or otherwise acquire beneficial ownership of any additional Promistar Common Stock except pursuant to the terms of this Agreement.

         6.16 Material Contracts. Except as set forth in the FNB SEC Reports, no FNB Company is a party to or bound by any "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC (each such contract a "FNB Contract"). With respect to each FNB Contract and except as disclosed in Section 6.16 of the FNB Disclosure Memorandum: (i) such FNB Contract is in full force and effect; (ii) no FNB Company is in Default thereunder; (iii) no FNB Company has repudiated or waived any material provision of any such FNB Contract; and (iv) no other party to any such FNB Contract is, to the Knowledge of FNB, in Default in any respect or has repudiated or waived any material provision thereunder.

         6.17     Employee Benefit Plans.

         (a) FNB has disclosed in Section 6.17 of the FNB Disclosure Memorandum, and has delivered or made available to Promistar prior to the execution of this Agreement copies in each case of: (i) all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FNB Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FNB Benefit Plans"); (ii) all insurance contracts, annuity contracts and other funding vehicles relating to the FNB Benefit Plans; (iii) all material agreements entered into with service providers in connection with the FNB Benefit Plans; and (iv) summary plan descriptions, favorable Internal Revenue Service determination letters for each FNB ERISA Plan intended to be qualified under Section 401(a) of the Internal Revenue Code and the most recently available Form 5500 annual reports, certified financial statement and actuarial reports for the FNB Benefit Plans. Any of the FNB Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as a "FNB ERISA Plan." Each FNB ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FNB Pension Plan." No FNB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. No FNB Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Internal Revenue Code or is a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA. Since the date the foregoing documents were delivered or made available to Promistar, no amendments to any FNB Benefit Plan have been made or will be made prior to the Closing Date. Except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, FNB does not maintain any unwritten FNB Benefit Plans. No FNB Company nor any ERISA Affiliate is a party to a collective bargaining agreement. FNB has disclosed in Section 6.17 of the FNB Disclosure Memorandum a complete and accurate list of (A) each ERISA

Affiliate, and (B) each FNB ERISA Plan that has not been adopted by each ERISA Affiliate that maintains a separate payroll.

         (b) Except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, all FNB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, COBRA (as defined below) and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and each FNB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FNB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, to the Knowledge of FNB, no FNB Company nor any ERISA Affiliate has any liability to the Internal Revenue Service with respect to any FNB Benefit Plan, including any liability imposed by Chapter 43 of the Internal Revenue Code, and no FNB Company has engaged in a transaction with respect to any FNB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FNB Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (c) Except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, no FNB Pension Plan has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any FNB Pension Plan, (ii) no change in the actuarial assumptions with respect to any FNB Pension Plan, and (iii) no increase in benefits under any FNB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB or materially adversely affect the funding status of any such plan. Neither any FNB Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any FNB Company, or the single-employer plan of any entity which is considered one employer with FNB under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on FNB. No FNB Company has provided, or is required to provide, security to a FNB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

         (d) Within the six-year period preceding the Effective Time, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FNB Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which liability is reasonably likely to have a Material Adverse Effect on FNB. No FNB Company has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which liability is reasonably likely to have a Material Adverse Effect on FNB. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FNB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof. No FNB Company nor ERISA Affiliate has filed a notice of intent to terminate any ERISA Pension Plan or has adopted any amendment to treat such Plan as terminated. The Pension Benefit Guaranty Corporation has not instituted proceedings to treat any ERISA Pension Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, any FNB Pension Plan.

         (e) Except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, no FNB Company has any liability for retiree health and life benefits under any of the FNB Benefit Plans other than health continuation coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985 as amended and Sections 601 through 608 of ERISA ("COBRA") or by any similar state law, and there are no restrictions on the rights of such FNB Company to amend or terminate any such plan without incurring any liability thereunder, which liability is reasonably likely to have a Material Adverse Effect on FNB. There is no pending or, to the Knowledge of FNB, threatened complaint, claim (other than a routine claim for benefits submitted by participants or beneficiaries), proceeding, audit or investigation of any kind in or before any court, tribunal, or governmental agency with respect to any FNB Benefit Plan.

         (f) Except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FNB Company from any FNB Company under any FNB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FNB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FNB Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FNB Financial Statements to the extent required by and in accordance with GAAP.

         (h) All contributions and payments made or accrued with respect to all FNB Benefit Plans are deductible under Sections 404 or 162 of the Internal Revenue Code and, if not made, are properly reflected on the financial statements of the FNB Companies and ERISA Affiliates. No event has occurred or circumstance exists that could result in an increase in premium costs of insured or self-insured FNB Benefit Plans that would have a Material Adverse Effect on FNB. Levels of insurance reserves, trust funding and accrued liabilities with respect to all ERISA Benefit Plans (to which such reserves or liabilities do or should apply) are reasonable and sufficient to provide for all incurred but unreported claims and any retroactive or prospective premium adjustments.

         6.18 Opinion of Financial Advisor. FNB has received the written opinion of The Robinson-Humphrey Company, LLC, its financial advisor, to the effect that, as of the date hereof, the consideration to be paid to the Promistar shareholders, based upon and subject to the limitations set forth in such opinion, is fair to the FNB shareholders from a financial point of view.

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Mutual Covenants. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as expressly contemplated by this Agreement, (i) without the prior written consent of Promistar (which consent shall not be unreasonably withheld or delayed), FNB will not, and will cause each of its Subsidiaries not to, and (ii) without the prior written consent of FNB

(which consent shall not be unreasonably withheld or delayed), Promistar will not, and will cause each of its Subsidiaries not to:

         (a) take any action that would (i) adversely affect the ability of any Party to obtain any necessary approvals of any Regulatory Authorities required for the transactions contemplated hereby or (ii) adversely affect its ability to perform any of its material obligations under this Agreement; or

         (b) except as set forth on Section 7.1(b) of such Party's Disclosure Memorandum, (i) enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors or executive officers, (ii) enter into or amend any material written employment, severance or similar agreements or arrangements with any of its officers or employees, or
(iii) grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (A) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or (B) other changes as are provided for herein or as may be required by law or to satisfy contractual obligations existing as of the date hereof or additional grants of awards to newly hired employees consistent with past practice; provided, however, that each officer and employee of Promistar entitled, pursuant to either Promistar's Key Employee Incentive Compensation Plan of 1996 or Promistar's Annual Management Incentive Plan, to receive a bonus at the end of the fiscal year in which the Closing occurs, shall be paid a pro rata portion of such bonus at the Effective Time; or

         (c) except as set forth on Section 7.1(c) of such Party's Disclosure Memorandum, enter into or amend (except as may be required by applicable law, to satisfy contractual obligations existing as of the date hereof or amendments which, either individually or in the aggregate, would not reasonably be expected to result in a material liability to FNB, Promistar or their respective Subsidiaries) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including, without limitation, taking any action that accelerates the vesting or exercise of any benefits payable thereunder; or

         (d)      amend its Articles of Incorporation or Bylaws; or

         (e) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; or

         (f) (i) knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or for "pooling of interests" accounting treatment under GAAP; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article 9 not being satisfied or
(C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law; or

         (g)      agree or commit to do anything prohibited by this Section 7.1.

         7.2 Covenants of Promistar. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as expressly contemplated by this Agreement, Promistar covenants and agrees that it will not, and will cause each of its Subsidiaries not to, do any of the following without the prior consent (except as specifically provided otherwise in this Agreement) of FNB:

         (a) operate its business other than in the usual, regular and ordinary course; or

         (b) fail to use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises; or

         (c) fail to use its reasonable best efforts to maintain its current employee relationships; or

         (d) make any unsecured loan or other extension of credit to any Person if, immediately after making such loan or extension of credit, such Person would be indebted to the Promistar Companies, collectively, in an aggregate amount in excess of $3,000,000, or make any fully secured loan to any Person (except for loans secured by a first mortgage on single family owner-occupied real estate and except for any loan to any Person who has received from Promistar a commitment for a loan or extension of credit prior to the date of this Agreement) if, immediately after making such loan, such Person would be indebted to the Promistar Companies, collectively, in an aggregate amount in excess of $5,000,000 (in either case FNB shall object thereto within two business days, and the failure to provide a written objection within two business days shall be deemed as the approval of FNB to make such loan or extend such credit); or

         (e) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Promistar Company to another Promistar Company) in excess of an aggregate of $1,000,000 (for the Promistar Companies on a consolidated basis) except in the ordinary course of the business of Promistar Subsidiaries consistent with past practices (it being understood and agreed that the incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities, but shall not include advances from the Federal Home Loan Bank), or impose, or suffer the imposition, on any Asset of any Promistar Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Promistar Disclosure Memorandum); or

         (f) except as disclosed in Section 7.2(f) of the Promistar Disclosure Memorandum, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Promistar; or

         (g) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(g) of the Promistar Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional Promistar Common Shares or any other capital stock of any Promistar Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

         (h) adjust, split, combine, or reclassify any capital stock of any Promistar Company or issue or authorize the issuance of any other securities in respect of or in substitution for Promistar Common Shares, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Promistar Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Promistar Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

         (i) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, and except as disclosed in Section 7.2(i) of the Promistar Disclosure Memorandum, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Promistar Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement in which case FNB shall object thereto within two business days, and the failure to provide written objection within two business days shall be deemed to be approval of FNB to make such purchase or investment; or

         (j) except as disclosed in Section 7.2(j) of the Promistar Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation involving any liability of any Promistar Company for material money damages or restrictions upon the operations of any Promistar Company; or

         (k) except in the ordinary course of business, modify, amend, or terminate any material Contract other than renewals without material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

         (l) except as disclosed in Section 7.2(l) of the Promistar Disclosure Memorandum, except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $250,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof; or

         (m) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; or

         (n)      agree or commit to do anything prohibited by this Section 7.2.

         7.3 Covenants of FNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it shall continue to conduct its business and the business of FNB Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and the business prospects of the FNB Companies; provided, that nothing in this Agreement shall prevent any FNB Company from (i) discontinuing or disposing of any of its Assets or business or (ii) acquiring all or any portion of the business of any other entity, if such action is, in the judgment of FNB, desirable in the conduct of the business of FNB and its Subsidiaries.

         7.4      Dividends.

         (a) Promistar covenants and agrees that it shall not make, declare, or pay any dividend or make any other distribution in respect of Promistar's capital stock, except for (i) the acquisition of Promistar Common Shares by Promistar in a fiduciary or trust capacity in the ordinary course of business, (ii) regular and ordinary cash dividends on Promistar Common Shares in an amount per share not to exceed the per share amount of Promistar's most recent cash dividend as of the date of this Agreement, and (iii) dividends from wholly owned Subsidiaries of Promistar to Promistar or to another wholly owned Subsidiary of Promistar.

         (b) FNB covenants and agrees that it shall not make, declare, or pay any dividend or make any other distribution in respect of FNB's capital stock, except for (i) quarterly cash dividends on FNB Common Stock in an amount not to exceed the greater of (A) the rate payable on such FNB Common Stock as of the date of this Agreement or (B) an amount equal to 40% of the after-tax net income of FNB for FNB's fiscal quarter immediately preceding the record date for such dividend, (ii) dividends payable on FNB Preferred Stock at a rate not exceeding the rate provided for in the terms thereof, and (iii) dividends from wholly owned Subsidiaries of FNB to FNB or to another wholly owned Subsidiary of FNB, as applicable.

         (c) After the date of this Agreement, each Party covenants and agrees to coordinate with the other Party the declaration of any dividends in respect of Promistar Common Stock and FNB Common Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Promistar Common Stock or FNB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Promistar Common Stock and/or FNB Common Stock and any shares of Promistar Common Stock any such holder receives in exchange therefor in the Merger.

         7.5 Adverse Changes In Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same.

         7.6 Reports. Each Party and its respective Subsidiaries shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited financial statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

         8.1      Registration Statement; Shareholder Approval.

         (a) As soon as practicable after execution of this Agreement (in no event later than August 15, 2001), FNB shall file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNB Common Stock upon consummation of the Merger. Promistar shall furnish all information concerning it and the holders of its capital stock as FNB may reasonably request in connection with such action.

         (b) Each of the Parties shall take, in accordance with applicable Law and its respective articles of incorporation and bylaws, all action necessary to convene, respectively, an appropriate meeting of the shareholders of such Party, each such meeting to be held as promptly as practical after the date hereof, for the purpose of voting upon approval of this Agreement and such other related matters as each deems appropriate. Except as disclosed in Section 8.1(b) of the Promistar Disclosure Memorandum, in connection with such shareholders' meetings, (i) each of the Parties shall mail the Joint Proxy Statement to its respective shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with the Registration Statement and the Joint Proxy Statement, (iii) the Board of Directors of each Party shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to such Party's shareholders the approval of this Agreement, (iv) each member of the Board of Directors of each Party shall vote all of the shares of each of the Parties beneficially owned by such director in favor of the approval of this Agreement, and (v) the Board of Directors and officers of each Party shall (subject to compliance with their fiduciary duties under applicable law as advised by counsel) use their reasonable best efforts to obtain such shareholders' approval.

         8.2 Applications. FNB shall use its reasonable best efforts to prepare and file, not later than August 15, 2001, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible, and Promistar shall cooperate in the preparation and, where appropriate, filing of such applications. Further, FNB shall, prior to the Closing, prepare and file with the National Association of Securities Dealers the required documents and make payment of the required fees for the shares of FNB Common Stock to be issued to holders of Promistar Common Stock in connection with the Merger.

         8.3 Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, FNB and Promistar shall, in connection with the Closing, execute the Florida Articles of Merger and the Pennsylvania Articles of Merger, and FNB shall cause the Florida Articles of Merger and the Pennsylvania Articles of Merger to be filed with the Florida Secretary of State and the Pennsylvania Secretary of State, respectively.

         8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Permits and Consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5      Access to Information; Confidentiality.

         (a) From the date hereof to the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Article 10 hereof, upon reasonable notice and subject to applicable Laws, FNB and Promistar shall afford each other, and each other's accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time or termination of this Agreement pursuant to Article 10 hereof, reasonable access to all of its and its Subsidiaries' properties, books, contracts, commitments, and records and, during such period, each shall furnish promptly to the other Party (i) a copy of each report, schedule, and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of the Securities Laws, (ii) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (iii) all other information concerning either Party or its respective Subsidiaries' business, properties and personnel as the other Party may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, FNB and its Subsidiaries and Affiliates shall notify Promistar promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or for additional information and will supply Promistar with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement. Each Party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the Parties having the due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time.

         (b) FNB, the FNB Companies and their Affiliates will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information furnished by Promistar to FNB, any FNB Company, or their Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this Section 8.5, except to the extent that such information can clearly be demonstrated by FNB to have been
(i) previously known on a nonconfidential basis by FNB, (ii) in the public domain other than as a result of disclosure by FNB, any FNB Company, or any of their Affiliates, or (iii) later lawfully acquired by FNB from sources other than Promistar; provided, however, that FNB may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in FNB's reasonable judgment, need to know such information for the purpose of evaluating Promistar (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, FNB, the FNB Companies and their Affiliates shall maintain the confidence of such information and will use their best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to Promistar all documents and other materials, and all copies made thereof, obtained by FNB, any FNB Company, or any of their Affiliates in connection with this Agreement that are subject to this Section 8.5.

         (c) Promistar and its Affiliates will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning FNB furnished to Promistar or its Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this Section 8.5, except to the extent that such information can clearly be demonstrated by Promistar to have been (i) previously known on a nonconfidential basis by Promistar, (ii) in the public domain other than as a result of disclosure by Promistar or any of its Affiliates, or (iii) later lawfully acquired by Promistar from sources other than FNB; provided, however, that Promistar may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in Promistar's reasonable judgment, need to know such information for the purpose of evaluating FNB (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, Promistar and its Affiliates shall maintain the confidence of such information and will, and will use their best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to FNB all documents and other materials, and all copies made thereof, obtained by Promistar or any of its Affiliates in connection with this Agreement that are subject to this Section 8.5.

         8.6 Press Releases. Prior to the Effective Time, Promistar and FNB shall, prior to any release or disclosure, consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.7 Current Information. During the period from the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to Article 10 hereof, each of Promistar and FNB shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of Promistar and FNB shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or threat of material Litigation involving such Party, or (iv) the occurrence, or nonoccurrence, of an event or condition, the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party's representations or warranties set forth herein to be untrue in any respect as of the Effective Time; and in each case shall keep the other fully informed with respect thereto.

         8.8 Other Actions. No Party shall, or shall permit any of its Subsidiaries, if any, to take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any material provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from Regulatory Authorities (unless such action is required by sound banking practice).

         8.9      No Solicitation.

         (a) From and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time, except in compliance with this Section 8.9, Promistar will not, and will not permit its directors, officers, employees, investment bankers, attorneys, accountants or other representatives, agents or Affiliates to, directly or indirectly, (i) solicit, initiate, or encourage any Acquisition Proposals; (ii) engage in discussions with third parties, or negotiations concerning, or provide any non-public information to any person or entity in connection with, any Acquisition Proposal; or (iii) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term "Acquisition Proposal" shall mean any proposal relating to a possible (i) merger, consolidation or similar transaction involving Promistar or any of its Subsidiaries (other than a transaction with respect to which an acquisition agreement has been executed and publicly announced as of the date hereof); (ii) sale, lease or other disposition, directly or indirectly, involving Promistar or any of its Subsidiaries representing, in the aggregate, 10% or more of the Assets of Promistar on a consolidated basis; (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 10% or more of the votes attached to the outstanding securities of Promistar; (iv) transaction with Promistar in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding shares of Promistar Common Stock; or (v) liquidation, dissolution, recapitalization or other similar type of transaction with respect to Promistar; or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated hereby. Promistar will, and will direct all its directors, officers, employees, investment bankers, attorneys, accountants and other representatives, agents and Affiliates to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         (b) Notwithstanding the provisions of Section 8.9(a) above, if a corporation, limited liability company, limited liability partnership, partnership, person or other entity or group (a "Third Party") after the date of this Agreement submits to Promistar's Board of Directors an unsolicited, bona fide, written Acquisition Proposal, and Promistar's Board of Directors reasonably determines in good faith, after receipt of advice from outside legal counsel that the failure to engage in discussions with the Third Party concerning such Acquisition Proposal would likely cause Promistar's Board of directors to breach its fiduciary duties to Promistar and its shareholders, and after consultation with Keefe, Bruyette & Woods, Inc., or any other nationally recognized investment bank, then, in such case, (i) Promistar may (A) furnish information about its business to the Third Party under protection of an appropriate confidentiality agreement containing customary limitations on the use and disclosure of all non-public written or oral information furnished to such Third Party, provided that Promistar must contemporaneously furnish to FNB all such non-public information furnished to the Third Party and (B) negotiate and participate in discussions and negotiations with such Third Party; and (ii) if Promistar's Board of Directors determines that such an Acquisition Proposal is a Superior Proposal (defined below), Promistar's Board of Directors may (subject to the provisions of this Section 8.9) (A) withdraw or adversely modify its approval or recommendation of the Merger and recommend such Superior Proposal or (B) terminate this Agreement, in each case, at any time after the second business day following delivery of written notice to FNB (a "Notice of Superior Proposal") advising FNB that Promistar's Board of Directors has received a Superior Proposal, identifying the Third Party and specifying the material terms and conditions of such Superior Proposal. Promistar may take any of the foregoing actions pursuant to the preceding sentence if, and only if, an Acquisition Proposal that was a Superior Proposal continues to be a Superior Proposal in light of any improved proposal submitted by FNB, considered in good faith by Promistar and with the advice of a financial advisor of nationally recognized reputation, including, without limitation, Keefe, Bruyette & Woods, Inc., prior to the expiration of the two business day period specified in the preceding sentence. Promistar shall provide FNB with a final written notice, at least twenty-four (24) hours before accepting any Superior Proposal. For purposes of this Agreement, "Superior Proposal" means any unsolicited, bona fide, written Acquisition Proposal for consideration consisting of cash (not subject to a financing contingency) and/or securities, and otherwise on terms which Promistar's Board of Directors determines (based on the written advice of a financial advisor of nationally recognized reputation, including, without limitation, Keefe, Bruyette & Woods, Inc.) are more favorable to Promistar's shareholders from financial point of view than the Merger (or other revised proposal submitted by FNB as contemplated above), after consultation with its outside legal counsel and that the Third Party is reasonably likely to consummate the Superior Proposal on the terms proposed. Nothing contained herein shall prohibit Promistar from taking, and disclosing to its shareholders, a position required by Rule 14d-9(e) under the Exchange Act prior to the second business day following FNB's receipt of a Notice of Superior Proposal, provided that Promistar does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal.

         (c) Promistar will notify FNB immediately, and in any event within 24 hours, if (i) a bona fide Acquisition Proposal is made or is modified in any respect (including any written material provided by the offeror, the principal terms and conditions of any such Acquisition Proposal or modification thereto and the identity of the offeror) or (ii) Promistar furnishes non-public information to, or enters into discussions or negotiations with respect to an acquisition Proposal with, any Third Party.

         (d) In addition to the obligations of Promistar set forth in paragraph (a), (b) and (c) of this Section 8.9, Promistar, as promptly as practicable, will advise FNB orally and in writing of any request for information which Promistar reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry, Promistar will keep FNB informed in all material respects of the status of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Promistar will (i) provide FNB with prior written notice of any meeting of Promistar's Board of Directors (or any committee thereof) at which Promistar's Board of Directors is expected to consider a Superior Proposal and (ii) provide FNB with prior written notice of a meeting of Promistar's Board of Directors (or any committee thereof) at which Promistar's Board of Directors is expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal to the extent such documentation is then available (and otherwise provide such definitive documentation as soon as available).

         (e) It is understood and agreed that, without limitation of Promistar's obligations hereunder, any violation of this Section 8.9 by any director, officer, Affiliate, investment bank, financial advisor, accountant, attorney or other advisor or representative of Promistar, whether or not such person or entity is purporting to act on behalf of Promistar, shall be deemed to be a breach of this Section 8.9 by Promistar. Promistar agrees that, as of the date hereof, it, its Affiliates and their respective directors, officers, employees, investment bankers, attorneys, accountants and other representatives and agents, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Third Party (other than FNB and its representatives) conducted heretofore with respect to any Acquisition Proposal.

         8.10 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify, and to take no action which would cause the Merger to not qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. FNB and Promistar undertake and agree to use their respective reasonable best efforts to cause the Merger to qualify, and to take no action that would cause the Merger to not qualify, for pooling-of-interests accounting treatment.

         8.11 Articles of Incorporation Provisions. Each Promistar Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Promistar Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Promistar Company that may be directly or indirectly acquired or controlled by it.

         8.12     Agreement of Affiliates. Promistar has disclosed in Section
8.12 of the Promistar Disclosure Memorandum all Persons whom it reasonably believes are "affiliates" of Promistar as that term is defined in SEC Accounting Series Releases 130 and 135 and in Rule 145 under the 1933 Act. Promistar shall use its reasonable best efforts to cause each Person who may be deemed an affiliate of Promistar to execute and deliver to FNB not later than the date of mailing of the Joint Proxy Statement, a written agreement, substantially in the form of Exhibit 2 hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Promistar Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FNB and Promistar have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of FNB Common Stock issued to such affiliates of Promistar in exchange for shares of Promistar Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of FNB and Promistar have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and FNB shall be entitled to place restrictive legends upon certificates for shares of FNB Common Stock issued to affiliates of Promistar pursuant to this Agreement to enforce the provisions of this Section 8.12). FNB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNB Common Stock by such affiliates.

         8.13 Employment Contracts. At the Effective Time, FNB shall enter into an employment agreement with each of Steven C. Ackmann and Kim Craig containing such terms and conditions as mutually agreeable. In consideration of the entering into such employment agreements, Steven C. Ackmann and Kim Craig shall, at the Effective Time, cancel and terminate any employment agreements entered into with Promistar.

         8.14     Indemnification.

         (a) FNB shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of Promistar (each, an "Indemnified Party") after the Effective Time against all costs, fees, or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation as incurred, in connection with any claim, action or proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the same extent such Persons are indemnified as of the date of this Agreement by Promistar under Promistar's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval of FNB is required to effectuate any indemnification, FNB shall direct or cause such FNB Company to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FNB and the Indemnified Party. FNB shall, and shall cause all other relevant FNB Companies, to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

         (b) Prior to Closing, Promistar shall purchase for, and on behalf of, its current and former officers and directors, extended coverage under the current directors' and officers' liability insurance policy maintained by Promistar to provide for continued coverage of such insurance for a period of six years following the date of Closing with respect to matters occurring prior to the Effective Time.

         (c) If FNB or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNB shall assume the obligations set forth in this Section 8.14.

         (d) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

         8.15 Additional Reports. In accordance with Section 8.5, Promistar and FNB shall each furnish to the other copies of any Promistar SEC Documents or FNB SEC Documents, as the case may be, which it files with the SEC on or after the date hereof, and Promistar and FNB, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of Promistar or FNB, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except that such unaudited financial statement exclude footnote disclosures necessary for a fair presentation which would make them in compliance with GAAP, and such financial statements are subject, where appropriate, to normal year-end adjustments).

         8.16     Exemption from Liability under Section 16(b).

         (a) Provided that Promistar delivers to FNB the Section 16 Information (as defined below) with respect to Promistar prior to the Effective Time, the Board of Directors of FNB, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), will adopt a resolution in advance of the Effective Time providing that the receipt by Promistar Insiders (as defined below) of FNB Common Stock in exchange for shares of Promistar Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

         (b) "Section 16 Information" shall mean information accurate in all respects regarding Promistar Insiders, the number of shares of Promistar Common Stock or other Promistar equity securities deemed to be beneficially owned by each Promistar Insider and expected to be exchanged for FNB Common Stock in connection with the Merger.

         (c) "Promistar Insiders" shall mean those officers and directors of Promistar who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

         8.17 Right to Update Disclosure Memoranda. Each Party shall have the right, without being in breach of its representations and warranties set forth in this Agreement, to supplement or amend its Disclosure Memorandum, and to add additional references to its Disclosure Memorandum to its representations and warranties contained in this Agreement, with respect to any matter arising after the date hereof or discovered between the date hereof and the date of the Closing. A copy of the amended or supplemented Disclosure Memorandum and the additional Disclosure Memorandum references shall be promptly provided to the other Party. Any such amended or supplemented Disclosure Memorandum and additional Disclosure Memorandum references shall not give the other Party the right not to proceed to Closing, unless the facts underlying such amended or supplemented Disclosure Memorandum or additional Disclosure Memorandum references have a Material Adverse Effect.

                                   ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.7 of this Agreement:

         (a) Shareholder Approvals. The shareholders of each of Promistar and FNB shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law.

         (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

         (c) Consents and Approvals. Other than filing the Florida Articles of Merger and the Pennsylvania Articles of Merger, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the Promistar Disclosure Memorandum) or for the preventing of any default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

         (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

         (e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

         (f) Pooling of Interests. Ernst & Young LLP, FNB's independent public accountants, shall have issued a letter, dated as of the Closing Date, to each of Promistar and FNB to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP.

         (g) Tax Matters. Each Party shall have received a written opinion or opinions from Smith, Gambrell & Russell, LLP, and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of Promistar Common Stock for FNB Common Stock will not give rise to gain or loss to the shareholders of Promistar with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Promistar and FNB reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of FNB. The obligations of FNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to Section 11.7(a) of this Agreement:

         (a) Representations and Warranties. The representations and warranties of Promistar contained herein shall be true and correct both as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have, individually or in the aggregate, a Material Adverse Effect on Promistar.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Promistar to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

         (c) Certificates. Promistar shall have delivered to FNB (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Promistar's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.

         (d) Affiliates Agreements. FNB shall have received from each affiliate of Promistar the affiliates letter referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of FNB that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

         (e) Non-Competition Agreements. FNB shall have received an executed copy of a Non-Compete Agreement in the form attached to this Agreement as Exhibit 3 from not less than 90% of the directors of Promistar who are not executive officers of Promistar.

         (f) Opinion of Counsel. FNB shall have received a written opinion of Kirkpatrick & Lockhart LLP, counsel to Promistar, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 4.

         9.3 Conditions to Obligations of Promistar. The obligations of Promistar to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Promistar pursuant to Section 11.7(b) of this Agreement:

         (a) Representations and Warranties. The representations and warranties of FNB contained herein shall be true and correct both as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have, individually or in the aggregate, a Material Adverse Effect on FNB.

         (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

         (c) Certificates. FNB shall have delivered to Promistar (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FNB's Board of Directors or the Executive Committee thereof evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Promistar and its counsel shall request.

          (d) Opinion of Counsel. Promistar shall have received a written opinion of Smith, Gambrell & Russell, LLP, counsel to FNB, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.

                                   ARTICLE 10
                                   TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a) By mutual written consent of the Board of Directors of FNB and the Board of Directors of Promistar; or

         (b) By the Board of Directors of either Party (provided that the terminating Party (i) is not then in breach of any representations or warranties contained in this Agreement such that the other Party would have the ability to refuse to consummate the Merger pursuant to Section 9.2(a) or Section 9.3(a) of this Agreement and (ii) is not in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 40 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger pursuant to Section 9.2(a) or Section 9.3(a) of this Agreement; or

         (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant, agreement, or obligation contained in this Agreement which breach cannot be or has not been cured within 40 days after the giving of written notice to the breaching Party of such breach; or

         (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Promistar or FNB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by applicable Law; or

         (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 2002, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

         (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Promistar and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

         (g) By Promistar on any date during the four business day period commencing on the first day following the Approval Date, if both of the following conditions are satisfied on such date:

                  (1)      the FNB Ratio on such date shall be less than 0.80;
         and

                  (2) the FNB Ratio on such date shall be less than the difference obtained by subtracting 0.15 from the Index Ratio on such date;

         subject, however, to the following three sentences. If Promistar determines not to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice of its election to terminate to FNB, which notice may be withdrawn at any time prior to the lapse of the four business day period commencing on the Approval Date. During the five business day period commencing on the date of its receipt of such notice (the "Adjustment Date"), FNB shall have the option to elect to increase the Exchange Ratio to a number equal to the Adjusted Exchange Ratio. The election contemplated by the preceding sentence shall be made by giving notice to Promistar of such election and of the Adjusted Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g), and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to Adjusted Exchange Ratio.

         For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

         "Adjusted Exchange Ratio" shall mean the lesser of:

                  (1) a number (rounded to the nearest thousandth) obtained by dividing (A) the product of the Initial FNB Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the FNB

         Price on the Approval Date, and

                  (2) a number (rounded to the nearest one one-thousandth) equal to the product of (A) the Exchange Ratio (as then in effect) multiplied by (B) a fraction, the numerator of which is the Index Radio on the Approval Date less 0.15, and the denominator of which is the FNB Ratio on the Approval Date.

         "FNB Price," with respect to any particular date, shall mean the average closing price per share of FNB Common Stock, as reported by Nasdaq, for the five most recent trading days ending on the last trading date prior to such date.

         "FNB Ratio," with respect to any particular date, shall mean the quotient obtained by dividing the FNB Price on such date by the Initial FNB Price.

         "Initial FNB Price" shall mean $24.952.

         "Index Group" shall mean the bank and bank holding companies listed on
Exhibit 6 hereto, the common stocks of all of which shall be publicly traded and as to which there shall not have been, after the date of this Agreement and before the Adjustment Date, any public announcement of a proposal for such entity to be acquired or for such entity to acquire another entity in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that one or more of such entities are removed from the Index Group, the weights (which have been determined based upon market capitalizations on May 18, 2001) shall be redistributed proportionately (based on market capitalizations on May 18, 2001) for purposes of determining the Index Price. The weight attributed to each of the entities composing the Index Group is set forth on Exhibit 6 hereto. If any entity belonging to the Index Group or FNB declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date hereof and the Adjustment Date, the prices for the common stock of such entity or FNB shall be appropriately adjusted for the purposes of applying this
Section 10.1(g).

         "Index Price," with respect to any particular date, shall mean the weighted average (weighted in accordance with the "Percentage Weighting" set forth on Exhibit 6 hereto) of the closing sales prices of the companies composing the Index Group (as reported by The Wall Street Journal) for each of the five most recent trading days ending on the last trading date prior to such date.

         "Initial Index Price" shall mean the Index Price on May 19, 2001.

         "Index Ratio," with respect to any particular date, shall mean the quotient obtained by dividing the Index Price on such date by the Initial Index Price.

         10.2     Effect of Termination.

         (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Sections 8.5 and 11.1 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c), of this Agreement shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), FNB shall be entitled to a cash payment from Promistar in an amount equal to $1,000,000 upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within twelve (12) months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement).

         (b) In the event this Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth herein, FNB shall reimburse Promistar for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000, which amount shall not be deemed an exclusive remedy or liquidated damages.

         10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1     Definitions.

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Acquisition Proposal" shall have the meaning set forth in Section 8.9 of this Agreement.

         "Affiliate" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

         "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

         "Approval Date" shall mean the date on which the last of the following occurs: (i) the effective date (including expiration of any applicable waiting period required by Law) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of Promistar approve this Agreement to the extent that such approval is required by applicable Law; and (iii) the date on which the shareholders of FNB approve this Agreement to the extent that such approval is required by applicable Law.

         "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

         "Closing" shall have the meaning set forth in Section 1.2 of this Agreement.

         "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person.

         "Contract" shall mean any written agreement, commitment, contract, note, bond, mortgage, indenture, instrument, lease, obligation, or plan of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.

         "Default" shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a Party.

         "Effective Time" shall have the meaning set forth in Section 1.3 of this Agreement.

         "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Agent" shall have the meaning set forth in Section 4.1 of this Agreement.

         "Exchange Ratio" shall have the meaning set forth in Section 3.1(b) of this Agreement.

         "Exhibits" 1, 2, 3, 4, 5 and 6 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         "FBCA" shall mean the Florida Business Corporation Act.

         "Florida Articles of Merger" shall mean the Articles of Merger to be executed by the Parties and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.3 of this Agreement.

         "FNB" shall have the meaning set forth in the first paragraph of this Agreement.

         "FNB Capital Stock" shall have the meaning set forth in Section 6.3 of this Agreement.

         "FNB Common Stock" shall mean the common stock of FNB.

         "FNB Companies" shall mean, collectively, FNB and all FNB Subsidiaries.

         "FNB Contract" shall have the meaning set forth in Section 6.16 of this Agreement.

         "FNB Disclosure Memorandum" shall mean the written information entitled "FNB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Promistar, and all amendments or supplements thereto occurring between the date of this Agreement and the date of the Closing, describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

         "FNB Financial Statements" shall mean certain financial statements of FNB consisting of (i) the consolidated balance sheets and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) as of and for each of the three years ended December 31, 2000, 1999, and 1998, as filed by FNB in SEC Documents, and (ii) the consolidated balance sheets and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to any period ended subsequent to December 31, 2000.

         "FNB Preferred Stock" shall mean the preferred stock of FNB.

         "FNB SEC Reports" shall have the meaning set forth in Section 6.5(a) of this Agreement.

         "FNB Shareholders' Meeting" shall mean the meeting of the shareholders of FNB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "FNB Subsidiaries" shall mean the Subsidiaries of FNB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

         "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

         "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities, and any polychlorinated biphenyls).

         "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnified Party" shall have the meaning set forth in Section 8.14 of this Agreement.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Joint Proxy Statement" shall mean the proxy statement used by Promistar and FNB to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FNB relating to the issuance of the FNB Common Stock to holders of Promistar Common Stock.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, or any executive vice president of such Person.

         "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

         "Lien" with respect to any Asset, shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable or being contested in good faith, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and
(iii) other Liens incurred in the ordinary course of the banking business.

         "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

         "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "market price" shall have the meaning set forth in Section 3.4 of this Agreement.

         "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in GAAP or
regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, or (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

         "Merger" shall have the meaning set forth in the Preamble of this Agreement.

         "Nasdaq" shall mean the Nasdaq Stock Market, Inc.

         "Order" shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "Party" shall mean either Promistar or FNB, and "Parties" shall mean Promistar and FNB.

         "PBCL" shall mean the Pennsylvania Business Corporation Law.

         "Pennsylvania Articles of Merger" shall mean the Articles of Merger to be executed by the Parties and filed with the Secretary of State of Pennsylvania relating to the Merger as contemplated by Section 1.3 of this Agreement.

         "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

         "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "Promistar" shall have the meaning set forth in the first paragraph of this Agreement.

         "Promistar Benefits Plans" shall have the meaning set forth in Section 5.17(a) of this Agreement.

         "Promistar Common Stock" shall mean the $5.00 par value common stock of Promistar.

         "Promistar Companies" shall mean, collectively, Promistar and all Promistar Subsidiaries.

         "Promistar Contract" shall have the meaning set forth in Section 5.16.

         "Promistar Disclosure Memorandum" shall mean the written information entitled "Promistar Disclosure Memorandum" delivered prior to the date of this Agreement to FNB, and all amendments and supplements thereto occurring between the date of this Agreement and the date of the Closing, describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

         "Promistar ERISA Plan" shall have the meaning set forth in Section 5.17(a) of this Agreement.

         "Promistar Financial Statements" shall mean certain financial statements of Promistar consisting of (i) the consolidated balance sheets and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) as of and for each of the three years ended December 31, 2000, 1999 and 1998, as filed by Promistar in SEC Documents, and (ii) the consolidated balance sheets and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to any period ended subsequent to December 31, 2000.

         "Promistar Options" shall have the meaning set forth in Section 3.5(a) of this Agreement.

         "Promistar SEC Reports" shall have the meaning set forth in Section 5.5(a) of this Agreement.

         "Promistar Shareholders' Meeting" shall mean the meeting of the shareholders of Promistar to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "Promistar Stock Plans" shall have the meaning set forth in Section 3.5(a) of this Agreement.

         "Promistar Subsidiaries" shall mean the Subsidiaries of Promistar, which shall include the Promistar Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Promistar in the future and owned by Promistar at the Effective Time.

         "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNB under the 1933 Act with respect to the shares of FNB Common Stock to be issued to the shareholders of Promistar in connection with the transactions contemplated by this Agreement.

         "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the SEC, NASD, Nasdaq and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

         "Rights" shall mean all arrangements, calls, commitments, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or any contract, commitments or other arrangements by which a Person is or may be bound to issue additional shares of its capital stock or options, warrants, rights to purchase or acquire any additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "Stock Option Agreement" shall have the meaning set forth in the Preamble of this Agreement.

         "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

         "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

         "Tax Opinion" shall have the meaning set forth in Section 9.1(g) of this Agreement.

         "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

         "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

         (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2     Expenses.

         (a) Except as otherwise provided in this Section 11.2 and Section 10.2, each of FNB and Promistar shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of FNB and Promistar shall each bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

         (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute an exclusive remedy or liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Each of the Parties represents and warrants that no action has been taken by it that would give rise to any valid claim against either Party for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding, in the case of FNB, fees to be paid to The Robinson-Humphrey Company, LLC, and in the case Promistar, fees to be paid to Keefe, Bruyette & Woods, in each case pursuant to letter agreements which have been heretofore disclosed to the other Party.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Other than as provided in Section 8.14, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Board of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the shareholders of a Party, there shall be made no amendment that modifies in any material respect the consideration to be received by holders of Promistar Common Stock without the further approval of such shareholders.

         11.6 Obligations of FNB. Whenever this Agreement requires FNB or Promistar to take any action, such requirement shall be deemed to include an undertaking by such Party to cause the Subsidiaries of such Party to take such action.

         11.7     Waivers.

         (a) Prior to or at the Effective Time, FNB, acting through its Board of Directors, chief executive officer, president, or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by Promistar, to waive or extend the time for the compliance or fulfillment by Promistar of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

         (b) Prior to or at the Effective Time, Promistar, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Promistar under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Promistar.

         (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  Promistar:             Promistar Financial Corporation
                                         551 Main Street
                                         P.O. Box 1146
                                         Johnstown, Pennsylvania 15901-1146
                                         Telecopy Number: 814-536-2278
                                         Attention: Chairman and Chief Executive Officer

                  Copy to Counsel:       Kirkpatrick & Lockhart LLP
                                         Henry W. Oliver Building
                                         535 Smithfield Street
                                         Pittsburgh, Pennsylvania 15222
                                         Telecopy Number: 412-355-6501
                                         Attention: Kristen L. Stewart, Esq.

                  FNB:                   F.N.B. Corporation
                                         F.N.B. Center
                                         2150 Goodlette Road North
                                         Naples, Florida 34102
                                         Telecopy Number: 941-435-7658
                                         Attention: President and Chief Executive Officer

                  Copy to Counsel:       Smith, Gambrell & Russell, LLP
                                         1230 Peachtree Road, NE
                                         Suite 3100, Promenade II
                                         Atlanta, Georgia 30309
                                         Telecopy Number: 404-685-7058
                                         Attention: Robert C. Schwartz, Esq.

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the Commonwealth of Pennsylvania relate to the consummation of the Merger.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                [Remainder of this Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.

                                    F.N.B. CORPORATION


                           By:      /s/ Gary L. Tice
                                    --------------------------------------------
                                    Gary L. Tice
                                    President and Chief Executive Officer

                                    PROMISTAR FINANCIAL CORPORATION


                           By:      /s/ John H. Anderson
                                    --------------------------------------------
                                    John H. Anderson
                                    Chairman and Chief Executive Officer